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                                                                    EXHIBIT 4.44

                                                                  EXECUTION COPY

                                                                  CONFORMED COPY

                             QUOTA PLEDGE AGREEMENT

                     MARCONI COMMUNICATIONS TELEMULTI LTDA.

BY THIS PRIVATE INSTRUMENT DATED AS OF 19 MAY 2003 THE PARTIES HEREIN BELOW:

1) MARCONI COMMUNICATIONS INTERNATIONAL HOLDINGS LIMITED, a limited liability company incorporated under the laws of England and Wales, with its registered office at New Century Park, P.O. Box 53, Coventry, CV3 1HJ, England, as grantor, herein duly represented by its attorney-in-fact, hereinafter referred to as "GRANTOR";

2) LAW DEBENTURE TRUST COMPANY OF NEW YORK, a trust company incorporated and existing in accordance with the laws of the State of New York, with its registered office at 767 Third Avenue, 31st floor, New York, New York, 10017, in its capacity as Senior Note Trustee under the Senior
         Note Indenture, herein duly represented by its attorney-in-fact, hereinafter referred to as the "SENIOR NOTE TRUSTEE";

3) JPMORGAN CHASE BANK, a financial institution incorporated and existing in accordance with the laws of New York, which has an address at Trinity Tower, 9 Thomas More Street, London, E1W 1YT, England, in its capacity as Junior Note Trust~e under the Junior Note Indenture, herein duly represented by its attorney-in-fact, hereinafter referred to as the "JUNIOR NOTE TRUSTEE";

4) HSBC BANK PLC, a financial institution incorporated and existing in accordance with the laws of England and Wales, with its registered office at 8 Canada Square, London, E14 5HQ, England, in its capacity as security trustee and agent for the lenders under the New Bonding Facility Agreement, herein duly represented by its attorney-in-fact, hereinafter referred to as the "NEW BONDING FACILITY AGENT";

5) THE NEW BONDING FACILITY BANKS, in their capacity as New Bonding Facility Banks under the New Bonding Facility Agreement herein duly represented by their attorney-in-fact, hereinafter referred to as the "NEW BONDING FACILITY BANKS";

6) THE LAW DEBENTURE TRUST CORPORATION p.l.c., a corporation incorporated under the laws of England and Wales, with its registered office at 100 Wood Street, Fifth floor, London, EC2V 7EX, England, in its capacity as security trustee, herein duly represented by its attorney-in-fact, hereinafter referred to as the "SECURITY TRUSTEE";

7) THE BANK OF NEW YORK, a financial institution incorporated under the laws of the State of New York, with its registered office at One Wall Street, New York,

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         New York, 10286, in its capacity as depositary, paying agent and registrar, herein duly represented by its attorney-in-fact, hereinafter referred to as the "DEPOSITARY", the "PAYING AGENT" and the "REGISTRAR",

the Senior Note Trustee (for itself and as trustee for the holders of the Senior Notes), the Junior Note Trustee (for itself and as trustee for the holders of the Junior Notes), the New Bonding Facility Agent, the New Bonding Facility Banks, the Security Trustee, the Depositary, the Paying Agent and the Registrar are referred to collectively as the "GRANTEES" and individually as a "Grantee";

8) MARCONI COMMUNICATIONS DO BRASIL LTDA., a sociedade limitada (a company incorporated with quotas and limited liability), having its principal place of business at Rodovia Raposo Tavares, w/n, Km 99, 1st floor, Jardim Novo Eldorado, in the City of Sorocaba, State of Sao Paulo, enrolled with the General Taxpayer's Register under No. 01.944.805/0001-56, through its representatives, herein referred to as the "QUOTAHOLDER"; and

9) MARCONI COMMUNICATIONS TELEMULTI LTDA., a sociedade limitada (a company incorporated with quotas and limited liability), having its principal place of business at Rua Verbo Divino, 1488, 6th floor, suite 61A, in the City of Sao Paulo, State of Sao Paulo, enrolled with the General Taxpayer's Register under No. 02.453.332/0001-57, through its representatives, herein referred to as the "COMPANY".

The Grantor, the Grantees, the Quotaholder and the Company are hereinafter jointly referred to as the "PARTIES".

WHEREAS:

A) Marconi Corporation plc (the "ISSUER") issued (i) senior notes on 19 May 2003 in aggregate principal amount of US$717,139,584 (seven hundred and seventeen million, one hundred and thirty nine thousand, five hundred and eighty four Dollars of the United States), pursuant to an indenture among the Issuer, the Guarantors and the Senior Note Trustee (the "SENIOR NOTES"); and (ii) junior notes on 19 May 2003 in aggregate principal amount of US$486,881,472 (four hundred and eighty six million, eight hundred and eighty one thousand, four hundred and seventy two Dollars of the United States), pursuant to an indenture among the Issuer, the Guarantors and the Junior Note Trustee (the "JUNIOR NOTES").

B) Marconi Bonding Limited, the Issuer, the New Bonding Facility Agent, the New Bonding Facility Banks and others entered into the New Bonding Facility Agreement dated 27 March, 2003 in the amount of up to L50,000,000
     (fifty million Sterling) (the "NEW BONDING FACILITY AGREEMENT").

C) On the date hereof, the total issued and corporate capital of the Company is of R$ 114,846,000.00 (one hundred and fourteen million, eight hundred and forty six

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     thousand Brazilian Reais), divided into 114,846,000 (one hundred and fourteen million, eight hundred and forty six thousand) quotas (the "QUOTAS"). The Grantor owns 114,845,999 quotas of the Company representing 99.99% of the corporate capital of the Company and the Quotaholder owns 1 quota of the Company, representing 0.01% of the corporate capital of the Company.

D) The Grantor has agreed to grant a pledge over its Quotas in the Company as security for the Grantees respective claims against the Grantor under the Relevant Documents.

E) The security created by or pursuant to this Agreement is to be administered by the Security Trustee for and on behalf of the Grantees pursuant to the relevant provisions of a security trust and intercreditor deed dated on or about the date hereof between, among others, the Issuer, the Security Trustee, the Guarantors, the Senior Note Trustee, the Junior Note Trustee, and the New Bonding Facility Agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "INTERCREDITOR AGREEMENT").

NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree to enter into this Quota Pledge Agreement (hereinafter referred to as "Agreement"), which shall be governed by the following terms and conditions:

1. DEFINITIONS AND LANGUAGE

1.1      In this Agreement:

"CONTINUING" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Obligation (other than Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Obligations (other than Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Obligations (other than Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing.

"ENFORCEMENT EVENT" means the acceleration of any Obligations or any declaration that any Obligations are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) or any failure by any Obligor to pay any principal amount in respect of any Obligations whether on maturity or otherwise.

"OBLIGATIONS" shall have the meaning ascribed to the term "Secured Obligations" in the Intercreditor Agreement.

"OBLIGOR" means each of the Issuer and the Guarantors.

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"RELEVANT DOCUMENTS" means the Intercreditor Agreement, any Agent/Trustee/New
Bonding Facility Bank Accession Letter, any Guarantor Accession Letter, the Indentures, the Escrow Agreement, the Senior Notes, the Junior Notes, the New Bonding Facility Agreement, the Security Documents, the Fee Letter and any Additional Remuneration Fee Letter and any notices issued and any other documents or agreements entered into in connection with or relating to such documents.

"SECURED OBLIGATIONS" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Obligors) at any time of the Grantor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a) any refinancing, novation, deferral or extension;

(b) any obligation relating to any increase in the amount of such obligations;

(c) any claim for damages or restitution; and

(d) any claim as a result of any recovery by an Obligor of a payment or discharge, or non-allowability, on the grounds of preference,

and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

1.2 All other capitalised terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to them in the Intercreditor Agreement.

1.3 The parties hereto acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Intercreditor Agreement.

2. PURPOSE OF THE PLEDGE

2.1 The pledge hereunder is constituted in order to secure to the Grantees, by virtue of a pledge over the Grantor's Quotas in the Company, the prompt payment by the Grantor when due of all Secured Obligations, with due regard for the terms and conditions thereof, provided that neither the security constituted by this Agreement nor any other provisions of this Agreement shall extend to or include any liability or sum which would, but for this proviso, cause such security, or provision to be unlawful or prohibited by any applicable law (including, for the avoidance of doubt, Section 151 of the UK Companies Act
1985).

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2.2      For the purposes of Section 1,424 of the Brazilian Civil Code, Secured
Obligations as defined in Section 1.1 shall include, without limitation, all the payment obligations of the Grantor to any Secured Creditor under the Relevant Documents, including but not limited to the following:

              (a) Payment obligations under the Senior Notes, where (i) the total principal amount is of up to US$717,139,584 (seven hundred and seventeen million, one hundred and thirty nine thousand, five hundred and eighty four Dollars of the United States), equivalent, for registration purposes only, on the date hereof to approximately R$2,054,820,050 (two billion, fifty four million, eight hundred and twenty thousand, and fifty Brazilian Reais);
              (ii) interest rate is of 8% per annum, including a default rate of 10% per annum; and (iii) the final maturity date is 30 April, 2008;

              (b) Payment obligations under the Junior Notes, where (i) the total principal amount is of up to US$486,881,472 (four hundred and eighty six million, eight hundred and eighty one thousand, four hundred and seventy two Dollars of the United States), equivalent, for registration purposes only, on the date hereof to approximately R$1,395,061,482 (one billion, three hundred and ninety five million, sixty one thousand, four hundred and eighty two Brazilian Reais); (ii) interest rate is of (x) 10 % per annum if the interest payment is made in cash or (y) 12% per annum if the interest payment is made otherwise, including a default rate of 12% per annum; and (iii) the final maturity date is 31 October, 2008; and

              (c) Payment obligations under the New Bonding Facility Agreement, where (i) the total principal amount is of up to L50,000,000 (fifty million Sterling), equivalent, for registration purposes only, on the date hereof to approximatELY R$230,987,500 (two hundred and thirty million, nine hundred and eighty seven thousand, and five hundred Brazilian Reais); (ii) fronting fee of 0.10% per annum plus bonding fee of 0.50% per annum, and a default interest rate of the applicable LIBOR plus 2.5% per annum plus the applicable mandatory cost (if any) for successive interest periods; and (iii) the availability period under the New Bonding Facility Agreement will end on the date which is 18 (eighteen) months after the Effective Date of the Scheme, provided that such availability period may be extended to a date which is up to 30 (thirty) months after the Effective Date of the Scheme, but, in each case, letters of credit which have been made available during such availability period may continue after the availability period has come to the end. When used in this Section 2.2(c), the terms "Effective Date" and "Scheme" shall have the meanings given to such terms in the New Bonding Facility Agreement.

2.3 Subject to the terms of this Agreement, the Grantor hereby undertakes to pledge to the Grantees within twenty (20) days after the acquisition of title thereto (i) any further quotas in the Company which may from time to time be derived from, subscribed for, purchased or acquired, whether or not by way of sale at market value or at all, by the Grantor, whether or not in addition to, in substitution of, as a conversion of or in exchange

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for any quotas in the Company held by the Grantor, together with all options, rights or securities of any nature whatsoever that may be issued or granted by the Company to the Grantor in respect of its interest in the Company while this Agreement is in effect (the "ADDITIONAL QUOTAS"), and (ii) all profits, income, cash, rights, distributions, interests and all other amounts received, receivable or otherwise distributed to such Grantor upon any collection, exchange, sale or other disposition of any of the Additional Quotas, and any property into which any of the Additional Quotas is converted (including any deposits, securities or negotiable instruments) (the "ADDITIONAL PROCEEDS" and together with the Additional Quotas, the "ADDITIONAL ASSETS").

3. CREATION OF THE PLEDGE

3.1 In order to ensure prompt payment by the Grantor when due of all Secured Obligations with regard to the terms and conditions thereof, the Grantor hereby irrevocably pledges to the benefit of the Grantees its Quotas in the Company, duly described in Schedule I, which are owned by the Grantor as of the date hereof (the "PLEDGED QUOTAS").

4. RESTRICTIONS ON TRANSFER AND ENCUMBRANCE

4.1 Except as not expressly prohibited under the terms of the Indentures, the Grantor undertakes that it will not:

(i) create or permit to arise any mortgage, charge or lien or other security interest on the Pledged Quotas or any interest in or part of the Pledged Quotas; or

(ii) sell or attempt to sell or otherwise dispose of the Pledged Quotas or any interest in or part of the Pledged Quotas.

5. REGISTRATION OF THE PLEDGE OF THE PLEDGED QUOTAS

5.1 The Company shall, and the Grantor shall procure that the Company shall, within twenty (20) days after the execution of this Agreement, or any amendment to this Agreement entered into with respect to Section 11, register this Agreement, or such amendment, as applicable, together with its sworn translation into the Portuguese language, with the competent Registry of Titles and Deeds and deliver to the Security Trustee evidence of such registration in form and substance reasonably satisfactory to the Security Trustee. All expenses incurred in connection with such sworn translation and with such registrations shall be paid by the Company and/or the Grantor.

5.2 The Company shall, and the Grantor shall procure that the Company shall, within twenty (20) days after the execution of this Agreement, register the amendment of its Articles of Association to reflect the existence of the pledge over the Pledged Quotas with the Commercial Registry of the State of Sao Paulo and deliver to the Security Trustee evidence of such registration, in form and substance reasonably satisfactory to the Security

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Trustee. All expenses incurred in connection with such registration shall be paid by the Company and/or the Grantor.

5.3 If the Grantor issues, acquires (by purchase or otherwise) or receives any Additional Quotas as set forth in Section 2.3 at any time or from time to time after the date hereof, the Grantor shall within twenty (20) days thereafter pledge such Additional Quotas and the Company shall, and the Grantor shall procure that the Company shall, register the pledge of such Additional Quotas in accordance with the provisions hereof.

6. COVENANTS

6.1 The Grantor and the Company, insofar as additional declarations or actions are necessary for the creation of a pledge over the Additional Quotas in favour of the Grantees, shall make such declarations and undertake such actions at the Grantor's costs and expenses.

6.2 The Grantor and the Company shall enter into amendments to this Agreement with the Grantees within twenty (20) days of receipt of a request from the Security Trustee in order to extend the pledge created hereby to the Additional Assets (which shall be then subject to all terms and conditions provided herein) promptly after title to such Additional Assets is acquired by the Grantor. The Grantor and the Company shall provide the Security Trustee with evidence of the registration of each such amendment made and its sworn translation into Portuguese in the appropriate Registry of Titles and Deeds, within twenty (20) days after execution of each such amendment.

6.3. The Grantor and the Company shall enter into amendments to this Agreement with the Grantees, within twenty (20) days of receipt of a request of the Security Trustee, in order to extend the pledge created hereby to persons who from time to time become an additional or successor Grantee ("ADDITIONAL GRANTEE"). The Grantor and the Company shall provide the Security Trustee with evidence of the registration of each such amendment made and its sworn translation into Portuguese in the appropriate Registry of Titles and Deeds, within twenty (20) days after execution of each such amendment.

6.4. The Grantor and the Company shall procure that the pledges set forth hereunder be duly reflected in the amendment to the articles of association of the Company executed simultaneously with this Agreement and in future amendments thereto, until the pledges are released or terminated.

6.5. Upon the request of the Security Trustee, the Grantor and the Company shall promptly give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers and do all such acts as may be necessary (in the judgement of the Security Trustee) to create, perfect, protect or maintain the pledges granted or intended to be granted pursuant hereto or to enable the Security Trustee to exercise and enforce on behalf of itself and the Grantees the pledge creating its rights hereunder or for the exercise of all rights, powers and remedies of the Security Trustee

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provided by or pursuant to this Agreement or by law and/or to facilitate the realisation of the Pledged Quotas.

7. REPRESENTATIONS AND WARRANTS

7.1.     The Grantor represents and warrants to the Grantees that:

         7.1.1 it is the sole legal and beneficial owner of the Pledged Quotas free from any Security (as such term is defined in the Security Trust and Intercreditor Deed) except as created by this Agreement; and

         7.1.2    the Pledged Quotas are fully paid up.

8. DIVIDENDS AND VOTING RIGHTS

The Grantor shall, prior to the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing, be entitled to receive dividends and exercise voting rights (except if exercise would constitute a Default or Event of Default, as such terms are defined in the Indentures).

9. ENFORCEMENT AND FORECLOSURE

9.1 At any time after the occurrence of an Enforcement Event and the Security Trustee (acting on instructions received pursuant to the terms of the Intercreditor Agreement) giving notice to the Issuer thereof, the pledge created hereunder shall become immediately enforceable and the Security Trustee may, in its absolute discretion, enforce (all or any part of) the pledge over the Pledged Quotas and exercise any of the rights conferred on it by this Agreement (including, for the avoidance of doubt, all voting rights pertaining to the Pledged Quotas, the right to receive dividends attached thereto and the right to sell such Pledged Quotas, either privately in accordance with Section 1433, item IV, of the Brazilian Civil Code, or through judicial proceedings, and to apply the proceeds of such sale to satisfy the Secured Obligations) or by law at such times and in such manner as it thinks fit.

9.2 Any sale of the Pledged Quotas to satisfy the Secured Obligations shall be conducted in the manner and under the conditions determined by the Security Trustee. After the application of the proceeds from such sales to satisfy the Secured Obligations and expenses incurred in connection with the enforcement of the pledges created hereunder, the Security Trustee shall return to the Grantor the remaining excess, if any, whether in the form of cash or assets, in accordance of Section 1,435, item V, of the Brazilian Civil Code.

9.3 The Grantor hereby irrevocably appoints the Security Trustee as its attorney-in-fact (the "Attorney") and for such purpose it executes and delivers to the Security Trustee on the date hereof a power-of-attorney, substantially in the form of Schedule II. Such irrevocable power of attorney is granted by the Grantor (as a fundamental condition of this

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Agreement) for the benefit of the Grantees in accordance with Sections 684 and
686, sole paragraph, of the Brazilian Civil Code and shall remain in force until the complete fulfilment and payment of all Secured Obligations, as well as of the Grantor's obligations under this Agreement. The Parties recognise that the irrevocability of the powers granted hereunder is a fundamental condition of this Agreement.

9.4 The Grantor shall ratify and confirm all things done and all documents executed by any Attorney in the exercise or purported exercise of all or any of its powers. The Grantor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on the Attorney by this Agreement unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

10.      EXPENSES, COSTS AND TAXES

10.1.    Expenses

         The Grantor shall, from time to time and promptly on demand by the Security Trustee, reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable Tax incurred by the Security Trustee and any Delegate (provided that in relation to sub-clause 10.1.1 of this Clause 10.1 such costs and expenses must be properly incurred) in connection with:

         10.1.1 the execution, release and discharge of this Agreement and the Security created or intended to be created in respect of the Pledged Quotas and/or any Additional Quotas and/or any Additional Assets and the completion of the transaction and perfection of the Security contemplated in this Agreement or forming part of the Security created or intended to be created in respect of the Pledged Quotas and/or any Additional Quotas and/or any Additional Assets;

         10.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

         10.1.3 the foreclosure of any Pledged Quotas and/or any Additional Quotas and/or any Additional Assets; and

         10.1.4 the preservation and/or enforcement of the Security created or intended to be created in respect of the Pledged Quotas and/or any Additional Quotas and/or any Additional Assets,

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which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in clause 18.4 (Interest on Demands) of the Intercreditor Agreement.

10.2     Taxes

         The Grantor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Pledged Quotas and/or any Additional Quotas and/or any Additional Assets and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Grantor or any delay by the Grantor in paying any such Taxes or fees.

11. TERMINATION AND RELEASE

11.1. This Agreement and any pledge constituted hereunder shall remain in full force and effect irrespective of any novation, deferral, amendment, extension or refinancing of the Secured Obligations.

11.2 When a release is made in accordance with the provisions of the Intercreditor Agreement, then, and only then, shall this Agreement and the security interests created hereby be released and this Agreement shall terminate, at the Grantor's expense; otherwise, this Agreement and the security interests created hereby shall remain in full force and effect. No release of this Agreement or of the pledge created and evidenced hereby, shall be valid unless executed by the Security Trustee.

11.3 The Security Trustee, upon the Grantor's request to effect the release (in whole or in part) of the pledges constituted hereunder and at the Grantor's expense, shall (in accordance with the terms and subject to the conditions and circumstances set out in the Intercreditor Agreement and without recourse to or any representation or warranty by the Security Trustee or any of its nominees) within a reasonable time of receipt of such request execute and deliver to the Grantor the documents reasonably necessary to evidence such release.

12. AMENDMENTS; WAIVER

12.1 No amendment to this Agreement shall be valid and binding except if made in writing and signed by the relevant parties, and duly registered with the competent Registry of Titles and Deeds.

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13. FORBEARANCE

13.1 Any forbearance by the Security Trustee or any other Grantee with respect to any obligation assumed by the Company or the Grantor, related to amounts, terms or any other conditions, shall not be considered to be a waiver of any of the clauses of this Agreement or the Relevant Documents.

14. OTHER REMEDIES

14.1 The filing by the Security Trustee of any action or proceeding to enforce or foreclose on the security granted hereunder shall not affect or diminish the rights of the Grantees. The Security Trustee may avail itself of any and all legal remedies against the Company and the Grantor, subject in each case to the terms of the Intercreditor Agreement.

15. UNENFORCEABLE PROVISIONS

15.1 Should any one or more provisions contained herein be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16. SUCCESSORS AND ASSIGNS

16.1 This Agreement is irrevocable and binds the parties, their respective successors and permitted assignees.

16.2 The Grantor and the Company may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Security Trustee and no such assignment or transfer of any such obligation shall release the Grantor thereof unless the Security Trustee shall have consented to such release in writing, specifically referring to the obligation which the Company and/or the Grantor are to be released from.

16.3 The Security Trustee may cause another person to become a party to this Agreement in its place in accordance with the provisions contained in the Intercreditor Agreement. The Security Trustee may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the Intercreditor Agreement. The Security Trustee shall be entitled to disclose such information concerning the Grantor, the Quotaholder, the Company and this Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

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17. NOTICES

17.1     Communications in writing

         Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

17.2     Addresses

         The address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with this Agreement is:

         17.2.1.  identified with its name below; or

         17.2.2. if not originally a party on the date hereof, specified in the relevant accession document to which it is a party;

         or any substitute details which a party may notify to the Security Trustee (or the Security Trustee may notify to the other parties, if a change is made by the Security Trustee) by not less than five Business Days' notice and promptly upon receipt of any notification of any new or changed details, the Security Trustee shall notify the other parties.

         For the Grantor:

         MARCONI COMMUNICATIONS INTERNATIONAL HOLDINGS LIMITED

         Address:         New Century Park, PO Box 53, Coventry
                          CV3 1 HJ, England
         Fax:             00 44 (0) 24 76 56 3377
         Attention:       Company Secretary

         For the Security Trustee and any other Grantee to the Security Trustee:

         THE LAW DEBENTURE TRUST CORPORATION p.l.c.

         Address:     100 Wood Street, Fifth Floor
                      London EC2V 7EX, England
         Tel:         00 44 20 7606 5451
         Fax:         00 44 20 7696 5261
         Attention:   Manager Trust Administration

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         For the Company

         MARCONI COMMUNICATIONS TELEMULTI LTDA.

         Address:         Rua Verbo Divino, 1,488 6th floor, Suite 61A,
                          04719-002 - Sao Paulo - SP
                          Brazil
         Tel.:            55 11 5185 7558
         Fax:             55 11 5185 7560
         Attention:       Mr. Ivan Pagotto, CFO

         For the Quotaholder to:

         MARCONI COMMUNICATIONS DO BRASIL LTDA.

         Address:         c/o Marconi Communications Telemulti Ltda.
                          Rua Verbo Divino, 1488, 6th floor, Suite 61A
                          04719-002 Sao Paulo - SP
                          Brazil
         Tel:             55 11 5185 7558
         Fax:             55 11 5185 7560
         Attention:       Mr. Ivan Pagotto, CFO

17.3     Delivery

         17.3.1. Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

                           (a) if by way of fax, when received in legible form;
                           or

                           (b) if by way of letter, when it has been left at the address specified in Clause 17.2 (Addresses) above or five Business Days after being deposited in the post postage prepaid in an envelope addressed to the addressee at that post address;

                  and, if a particular department or officer is specified as part of that address, if addressed to that department or officer.

         17.3.2 Notwithstanding the provisions of sub-clause 17.3.1 (b) above, any communication or document to be made or delivered to the Security Trustee or any other Grantee will be effective only when actually received by the Security Trustee or such Grantee, as the case may be, and then only if it is expressly marked for the attention of the department or officer identified in Clause 17.2 above (or any substitute department or officer as such person shall specify for this purpose).

         17.3.3 All notices from or to the Grantor, the Quotaholder or the Company shall be sent through the Security Trustee.

                                       13

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                                                                  EXECUTION COPY

         17.3.4 Any communication or document made or delivered to the Issuer in accordance with this Clause 17.3 will be deemed to have been made or delivered to each of the Obligors.

17.4     Electronic Communication

         17.4.1 Any communication to be made between the Security Trustee and another Grantee under or in connection with this Agreement may be made by electronic mail or other electronic means unless and until notified to the contrary, if the Security Trustee and any other relevant Grantee:

                           (a) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                           (b) notify each other of any change to their address or any other such information supplied by them.

         17.4.2 Any electronic communication made between the Security Trustee and another Grantee will be effective only when actually received in readable form and in the case of any electronic communication made by another Grantee to the Security Trustee only if it is addressed in such a manner as the Security Trustee shall specify for this purpose.

17.5     English Language

         17.5.1 Any notice given under or in connection with this Agreement must be in English.

         17.5.2 All other documents provided under or in connection with this Agreement must be:

                           (a)      in English; or

                           (b) if not in English, accompanied by an English translation, which, if reasonably requested by the Security Trustee, shall be a certified translation and any such English translation will prevail unless the document is a constitutional, statutory or other official document.

17.6 It is expressly agreed by the Parties that any and all costs, expenses, duties and taxes related to the execution, translation and the registration with the competent Registry of Titles and Deeds of this Agreement and any amendment, waivers or any other document to be entered into pursuant to or in connection with this Agreement shall be borne solely by the Grantor. For registration purposes only, the amount secured under the present Agreement is R$3,680,869,032 (three billion, six hundred and eighty million, eight hundred and sixty nine thousand, and thirty two Brazilian Reais).

                                       14

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                                                                  EXECUTION COPY

18. LANGUAGE

18.1 This Agreement shall be executed in English and duly translated into Portuguese by a competent sworn translator in Brazil. Should there be any inconsistency between the English version and the Portuguese version, the English version shall prevail.

19. GOVERNING LAW

19.1 This Agreement is governed by the laws of the Federative Republic of Brazil.

20. JURISDICTION

20.1 The parties hereto elect the courts of the City of Sao Paulo, State of Sao Paulo to resolve any dispute arising out of or in connection with this Agreement.

20.2 This Section is for the benefit of the Grantees only. As a result and notwithstanding this Section, it does not prevent any Grantees from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Grantees may take concurrent proceedings in any number of jurisdictions.

21. COUNTERPARTS

This Agreement may be executed in any number of counterparts and the result shall be the same as it would be if the signatures on the counterparts were on a single copy of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in the presence of the undersigned witnesses.

MARCONI COMMUNICATIONS INTERNATIONAL HOLDINGS LIMITED, as Grantor:

By: M SKELLY

Name: MARKY SKELLY

Title: Attorney-in-fact

                                       15

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                                                                  EXECUTION COPY

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Grantee

By: R D RANCE

Name: R D RANCE

Title: Attorney-in-fact

JPMORGAN CHASE BANK, as Grantee

By: R D RANCE

Name: R D RANCE

Title: Attorney-in-fact

HSBC BANK plc, as Grantee

By: R D RANCE

Name: R D RANCE

Title: Attorney-in-fact

THE NEW BONDING FACILITY BANKS, as Grantee

JPMORGAN CHASE BANK

By: R D RANCE

Name: R D RANCE

Title: Attorney-in-fact

                                       16

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                                                                  EXECUTION COPY

HSBC BANK PLC

By: R D RANCE

Name: R D RANCE

Title: Attorney-in-fact

THE LAW DEBENTURE TRUST CORPORATION p.l.c., as Grantee and Security Trustee

By: R D RANCE

Name: R D RANCE

Title: DIRECTOR

THE BANK OF NEW YORK, as Grantee

By: R D RANCE

Name: R D RANCE

Title: Attorney-in-fact

MARCONI COMMUNICATIONS TELEMULTI LTDA., as the Company

By: M SKELLY                                   By: W JOHNSON

Name: MARY SKELLY                              Name: WILL JOHNSON

Title: ATTORNEY-IN-FACT                        Title: ATTORNEY-IN-FACT

                                       17

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                                                                  EXECUTION COPY

MARCONI COMMUNICATIONS DO BRASIL LTDA., as the Quotaholder

By: M SKELLY                                   By: W JOHNSON

Name: MARY SKELLY                              Name: WILL JOHNSON

Title: ATTORNEY-IN-FACT                        Title: ATTORNEY-IN-FACT

Witnesses:

By: E PORCHER                                  By: SUSAN MITCHELL

Name: ELIZABETH PORCHER                        Name: SUSAN MARY MITCHELL

ID: PASSPORT NO: 07071378                      ID: PASSPORT NO: 016907615

                                       18

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                                                                  EXECUTION COPY

                                   SCHEDULE I

                                 PLEDGED QUOTAS

-------------------------------------------------------------------------------
                                QUOTAS IN
                           ACCORDANCE WITH THE
                               ARTICLES OF
                            ASSOCIATION OF THE              VALUE
  QUOTAHOLDER                    COMPANY                     (R$)
-------------------------------------------------------------------------------
MARCONI                        114,845,999             114,845,999.00
COMMUNICATIONS
INTERNATIONAL
HOLDINGS LIMITED
-------------------------------------------------------------------------------

                                       19

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                                                                  EXECUTION COPY

                                   SCHEDULE II

                      FORM OF IRREVOCABLE POWER OF ATTORNEY

By this Power of Attorney, MARCONI COMMUNICATIONS INTERNATIONAL HOLDINGS LIMITED, 19 May 2003, herein represented in accordance with its Articles of Association (the "APPOINTER"), irrevocably constitutes and appoints THE LAW DEBENTURE TRUST CORPORATION plc, (the "SECURITY TRUSTEE") (the "Attorney") as its attorney-in-fact to act in its name and place, to the fullest extent permitted by law and in accordance with the terms of the Agreement (as defined below), to do and perform all and every act and thing whatsoever necessary or desirable, in connection with the Quota Pledge Agreement dated as of 19 May 2003, entered into, by and among others the Appointer, the Security Trustee, as grantees (the "GRANTEES"), Marconi Communications Telemulti Ltda. (the "COMPANY"), and Marconi Communications do Brasil Ltda. (the "QUOTAHOLDER") (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT") including, without limitation:

         1. to execute, deliver and perfect all documents and do all things which the Attorney may consider to be required or desirable for (a) carrying out any obligations imposed on the Grantor by the Agreement (including the execution and delivery of any notices, deeds, charges, arrangements or other security and any transfers of the Pledged Quotas), and (b) enabling the Security Trustee to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to the Agreement or by law (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Pledged Quotas);

         2. upon the occurrence of an Enforcement Event, to dispose of, collect, receive, appropriate, withdraw, transfer and/or realise upon the Pledged Quotas (or any part thereof) and forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Quotas (or any part thereof) at such prices and upon such terms and conditions as the Security Trustee may deem appropriate, irrespective of any prior or subsequent notice to the Appointer, in accordance with the provisions set forth in Section 1,433, item IV, of the Brazilian Civil Code, apply the enforcement proceeds for the payment of the Secured Obligations, being vested with all necessary powers incidental thereto, including, without limitation, the power and authority to (i) instruct the Company to make any payments required by such Pledged Quotas directly to the Security Trustee, to be applied to the Secured Obligations, and (ii) purchase foreign currency and make all remittances abroad, to sign any necessary foreign exchange contract with financial institutions in Brazil that may be required to make such remittances and to represent the Appointer before the Central Bank of Brazil and any other Brazilian governmental authority when necessary to accomplish the purposes of the Agreement;

                                       20

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                                                                  EXECUTION COPY

         3. upon the occurrence of an Enforcement Event, to take all necessary actions and to execute any instrument before any governmental authority in the case of a public sale of the Pledged Quotas in accordance with the terms and conditions set out therein; and

         4. upon the occurrence of an Enforcement Event, to take any action and to execute any instrument consistent with the terms of the Agreement as it may deem necessary or advisable to accomplish the purposes of the Agreement.

Any notice by the Security Trustee that an Enforcement Event has occurred or has ceased shall be conclusive as against all third parties. Capitalised terms used, but not defined herein shall have the meaning ascribed to them in the Agreement. The powers granted herein are in addition to the powers granted by the Appointer to the Attorney in the Agreement and do not cancel or revoke any of such powers. This power of attorney shall be irrevocable, valid and effective until the Agreement has terminated in accordance with its terms.

The Grantor shall ratify and confirm all things done and all documents executed by the Attorney in the exercise or purported exercise of all or any of its powers. The Grantor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on the Attorney by the Agreement unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

IN WITNESS WHEREOF, the Appointer has caused its duly authorised representatives to execute this power of attorney on 19 May 2003.

MARCONI COMMUNICATIONS INTERNATIONAL HOLDINGS LIMITED
As Appointer

By:
Name:
Title:

                                       21